UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ADIAL PHARMACEUTICALS, INC.

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1001 Research Park Blvd., Suite 100
Charlottesville, Virginia 22911

July 8, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Adial Pharmaceuticals, Inc.:

We hereby notify you that the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Adial Pharmaceuticals, Inc., a Delaware corporation, will be held on August 16, 2019 beginning at 9:00 a.m., local time, at the offices of the University of Virginia Licensing & Ventures Group, located at 722 Preston Avenue, Suite 107, Charlottesville, Virginia 22903, for the following purposes:

(1)    to elect the two (2) nominees for Class I directors named herein to our Board of Directors (the “Board” or “Board of Directors”), each to serve a three-year term expiring at the 2022 annual meeting of stockholders and until such director’s successor is duly elected and qualified;

(2)    to ratify the appointment of Friedman LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2019;

(3)    to approve an amendment to our 2017 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan from 1,750,000 to 3,500,000; and

(4)    to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. Our board of directors has fixed the close of business on June 25, 2019 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our 2019 Annual Meeting. The list of the stockholders of record as of the close of business on June 25, 2019 will be made available for inspection at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 16, 2019

On or about July 12, 2019, we will begin mailing this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.

By order of the board of directors,

/s/ William B. Stilley
William B. Stilley
Chief Executive Officer, President and Director

1001 Research Park Blvd., Suite 100

Charlottesville, Virginia 22911

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on August 16, 2019

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.001 par value per share, of Adial Pharmaceuticals, Inc., a Delaware corporation (referred to as “Adial,” the “Company,” “we,” or “us”), in connection with the solicitation by the board of directors of Adial of proxies to be voted at our 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting” or the “Annual Meeting”) to be held on August 16, 2019, beginning at 9:00 a.m., local time at the offices of the University of Virginia Licensing & Ventures Group, located at 722 Preston Avenue, Suite 107, Charlottesville, Virginia 22903, and at any adjournment or postponement of our 2019 Annual Meeting.

The purpose of the 2019 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting. The board of directors knows of no other business that will come before the 2019 Annual Meeting.

Our board of directors is soliciting votes (1) FOR each of the two (2) nominees for Class I directors named herein for election to our Board of Directors; (2) FOR the ratification of the appointment of Friedman LLP (“Friedman”) as our independent registered public accounting firm for our fiscal year ending on December 31, 2019; and (3) FOR the approval of an amendment to our 2017 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan from 1,750,000 to 3,500,000.

ANNUAL MEETING ADMISSION

All stockholders as of the record date are welcome to attend the 2019 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the record date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2019 Annual Meeting, you will be required to present proof of your ownership of our common stock on the record date, such as a bank or brokerage account statement and voting instruction card, to be admitted to the 2019 Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2019 Annual Meeting.

Information on how to obtain directions to attend the 2019 Annual Meeting is available at: www.adialpharma.com.

HOW TO VOTE

Stockholders of Record

If your shares are registered directly in your name with Adial’s transfer agent, VStock Transfer, LLC, you are considered the “stockholder of record” of those shares and this proxy statement is being sent directly to you by Adial. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the 2019 Annual Meeting. If you choose to vote by proxy, you may do so by using the internet (please visit www.proxyvote.com and follow the instructions), by telephone by calling 1-800-454-8683, or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the 2019 Annual Meeting in accordance with your instructions.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and this proxy statement is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2019 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2019 Annual Meeting, you may vote using the Internet, by telephone or by mail. Please visit www.proxyvote.com, or call 1-800-454-8683 and follow the instructions, or if you request printed proxy materials, you will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Vote by Mail

If you choose to vote by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Vote by Internet or Telephone

If you choose to vote by internet, go to www.proxyvote.com to complete an electronic proxy card. Have your proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by telephone call 1-800-454-8683 and follow the instructions. Your internet or telephonic vote must be received by 11:59 p.m. Eastern Daylight Time on August 15, 2019 to be counted.

Voting at the 2019 Annual Meeting

Voting by mail or internet will not limit your right to vote at the 2019 Annual Meeting if you decide to attend in person.

ADDITIONAL INFORMATION ABOUT VOTING

Q:     What information is contained in this proxy statement?

A:     The information included in this proxy statement relates to the proposals to be voted on at the 2019 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:     How do I get electronic access to the proxy materials?

A:     This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.adialpharma.com.

Q:     What items of business will be voted on at the 2019 Annual Meeting?

A:     The three (3) items of business scheduled to be voted on at the 2019 Annual Meeting are: (1) the election of the two (2) nominees named herein as directors; (2) the ratification of the appointment of Friedman as our independent registered public accounting firm for our fiscal year ending on December 31, 2019; and (3) the approval of an amendment to our 2017 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan from 1,750,000 to 3,500,000. We will also consider any other business that properly comes before the 2019 Annual Meeting.

Q:     How does the board of directors recommend that I vote?

A:     The board of directors recommends that you vote your shares (1) FOR each of the nominees named herein for election to our board of directors; (2) FOR the ratification of the appointment of Friedman as our independent registered public accounting firm for our fiscal year ending on December 31, 2019; and (3) FOR the approval of an amendment to our 2017 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan from 1,750,000 to 3,500,000.

Q:     What shares can I vote?

A:     You may vote or cause to be voted all shares owned by you as of the close of business on June 25, 2019, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares are registered directly in your name on the books of Adial maintained with Adial’s transfer agent, VStock Transfer, LLC, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by Adial. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the 2019 Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2019 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2019 Annual Meeting, you may vote using the internet, by telephone or by mail. Please visit www.proxyvote.com, or call 1-800-454-8683 and follow the instructions, or if you request printed proxy materials, you will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of independent auditors. The uncontested election of directors and the approval of the amendment to the 2017 Equity Incentive Plan are not considered routine matters. Therefore, brokers do not have the discretion to vote on those proposals. If you hold your shares in street name and you do not instruct your broker how to vote in these matters not considered routine, no votes will be cast on your behalf. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q:     Can I change my vote or revoke my proxy?

A:     You may change your vote or revoke your proxy at any time before the final vote at the 2019 Annual Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Adial Pharmaceuticals, Inc., 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the 2019 Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the 2019 Annual Meeting and voting in person.

Q:     Who can help answer my questions?

A:     If you have any questions about the 2019 Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Adial Pharmaceuticals, Inc., at 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911 or by phone at (434) 422-9800.

Q:     How are votes counted?

A:     In the election of directors, you may vote FOR either or both of the two (2) nominees for Class I directors named herein or you may direct your vote to be WITHHELD with respect to either or both of the nominees.

With respect to the other two (2) proposals, you may vote FOR, AGAINST, or ABSTAIN. On these proposals, if you ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors, namely (1) FOR the two (2) nominees for Class I directors for election to our board of directors; (2) FOR the ratification of the appointment of Friedman our independent registered public accounting firm for the year ending December 31, 2019; and (3) FOR the approval of an amendment to our 2017 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan from 1,750,000 to 3,500,000. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:     What is a quorum and why is it necessary?

A:     Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of a majority of our shares of common stock outstanding and entitled to vote on June 25, 2019 is necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2019 Annual Meeting. Broker non-votes (which result when your shares are held in “street name” and you do not tell the nominee how to vote your shares on a matter for which the broker does not have discretionary authority to vote the shares or the broker declines to exercise its discretion) are treated as present for purposes of determining whether a quorum is present at the meeting. If there is no quorum, the chairperson of the meeting or the holders of a majority of the shares represented at the meeting may adjourn the meeting to another date.

Q:     What is the voting requirement to approve each of the proposals?

A:     For Proposal 1 (the election of directors), the two (2) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR or WITHHELD will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2, which relates to the ratification of the appointment of Friedman, as our independent registered public accounting firm for the year ending December 31, 2019, must receive FOR votes from the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter at the 2019 Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Although none are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions, broker non-votes, if any, will have no effect. This vote is advisory, and therefore is not binding on us, the Audit Committee or our board of directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

To be approved, Proposal 3, which relates to the approval of an increase in the number of shares of common stock that may be granted under our 2017 Equity Incentive Plan, must receive FOR votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the 2019 Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2019 Annual Meeting is Proposal 2. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1 or how to vote for Proposal 3, your broker may not exercise discretion and may not vote your shares on that proposal.

For purposes of Proposal 1 and Proposal 3, broker non-votes are not considered to be “votes cast” at the meeting and the shares represented by broker non-votes are not “entitled to vote” at the meeting. As such, a broker non-vote will not be counted as a vote FOR or WITHHELD with respect to a director in Proposal 1, a vote FOR or AGAINST with respect to Proposal 3 and, therefore, will have no effect on the outcome of the vote on any such proposal. Abstentions will be counted in determining the total number of “votes cast” and the total number of shares present in person or represented by proxy and entitled to vote on each of the proposals and will therefore have the effect of a vote AGAINST on each proposal, except for Proposal 1, where the abstention will have no effect on the outcome of the vote.

We encourage you to vote FOR all three (3) proposals.

Q:     What should I do if I receive more than one proxy statement?

A:     You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q:     Where can I find the voting results of the 2019 Annual Meeting?

A:     We intend to announce preliminary voting results at the 2019 Annual Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the 2019 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2019 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:     What happens if additional matters are presented at the 2019 Annual Meeting?

A:     Other than the three (3) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2019 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. William B. Stilley, our Chief Executive Officer, and Mr. Joseph Truluck, our Chief Operating Officer and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the board of directors.

Q:     How many shares are outstanding and how many votes is each share entitled?

A:     Each share of our common stock that is issued and outstanding as of the close of business on June 25, 2019, the record date, is entitled to be voted on all items being voted on at the 2019 Annual Meeting, with each share being entitled to one vote on each matter. As of the record date, June 25, 2019, 10,223,669 shares of common stock were issued and outstanding.

Q:     Who will count the votes?

A:     One or more inspectors of election will tabulate the votes.

Q:     Is my vote confidential?

A:     Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Adial or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:     Who will bear the cost of soliciting votes for the 2019 Annual Meeting?

A:     The board of directors is making this solicitation on behalf of Adial, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation.

Q:     When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 10, 2020, to the attention of the Corporate Secretary of Adial Pharmaceuticals, Inc. at 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911. If you wish to submit a proposal (including a director nomination) at the meeting that is to be included in next year’s proxy materials, you must do so in accordance with Adial’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of six (6) directors and pursuant to the terms of our certificate of incorporation, our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class will consist, as nearly as may be possible, of one third of the total number of directors constituting the entire board of directors. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The board of directors is authorized to assign members of the board of directors already in office to Class I, Class II or Class III at the time such classification became effective. The six (6) members of our board of directors are: William B. Stilley, Kevin Schuyler (Lead Independent Director), J. Kermit Anderson, Robertson H. Gilliland, Tony Goodman, and James W. Newman. Our board of directors is currently divided into three classes as follows:

•        Class I, which consists of William B. Stilley, III and Kevin Schuyler, will stand for election at the 2019 Annual Meeting;

•        Class II, which consists of Tony Goodman and Robertson H. Gilliland, will stand for election at the 2020 Annual Meeting of Stockholders; and

•        Class III, which consists of J. Kermit Anderson and James W. Newman, Jr., will stand for election at the 2021 Annual Meeting of Stockholders.

Our board of directors proposed that each of the two (2) Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2022 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Messrs. Stilley and Schuyler have been nominated by our Nominating and Corporate Governance Committee and board of directors for the election as directors. The board of directors believes that it is in the best interests of our company to elect the above-described Class I director nominees, each to serve as a director until the 2022 annual meeting of stockholders and until his successor shall have been duly elected and qualified. The Board believes that each of the nominees is highly qualified to serve as a member of the board of directors and each has contributed to the mix of skills, core competencies and qualifications of the board of directors. When evaluating candidates for election to the board of directors, the Nominating and Corporate Governance Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the board of directors.

Shares represented by proxies will be voted “FOR” the election of the two (2) nominees named below, unless the proxy is marked to withhold authority to so vote. All of the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the 2019 Annual Meeting, if any of the nominees named below is not available to serve as director (an event that the board of directors does not currently have any reason to anticipate), all proxies may be voted for any one or more other persons that the remaining directors of the board of directors designate in their place. It is the intention of the persons named as proxies to vote all shares of common stock for which they have been granted a proxy for the election of each of the nominees, each to serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

THE NOMINEES

Set forth below are our two (2) director nominees, their respective ages and positions as of the date of this proxy statement, the year in which each first became a director and the year in which their terms as director expire assuming they are re-elected at the 2019 Annual Meeting:

Director Nominees	Age	Position(s) Held	Director Since	Term Expires
William B. Stilley, III, MBA	51	Chief Executive Officer, President and Director	2011	2022
Kevin Schuyler, MBA, CFA	50	Director, Vice Chairman of the Board, Lead Independent Director	2016	2022

William B. Stilley, III, Chief Executive Officer, President and Director

William B. Stilley has served as our Chief Executive Officer since December 2010, our Secretary and Treasurer from April 2012 until October 2017 and a director since April 2011. In July 2018, Mr. Stilley was appointed to serve as a member of the board of directors of Avalon GloboCare Corp. (Nasdaq: AVCO), where he also serves as Chairman of the audit committee. Avalon GloboCare Corp. is a global intelligent biotech developer and healthcare service provider dedicated to promoting and empowering high impact, transformative cell-based/technologies and their clinical applications, as well as healthcare facility management. Prior to joining the Company from August 2008 until December 2010, Mr. Stilley was the Vice President, Business Development & Strategic Projects at Clinical Data, Inc. (Nasdaq: CLDA). At Clinical Data, Inc., Mr. Stilley worked on licensing and M&A transactions and was involved in management of Phase 3 clinical trials, production of Viibryd® for initial commercial launch of the product, and sourcing drug product and drug substance for the Phase 3 clinical trials of the company’s vasodilator drug for myocardial stress imaging. From February 2002, Mr. Stilley was the COO and CFO of Adenosine Therapeutics, LLC where he ran the internal operations of the company, including research and development, and all financing activity, until the sale of its principal assets were acquired by Clinical Data, Inc. in August 2008. Mr. Stilley has served as an advisor of Adenosine Therapeutics since the sale of its assets to Clinical Data, Inc. and its subsequent acquisition of new assets. Deals closed include, without limitation, financings, licenses or acquisition agreements with Johnson & Johnson, Novartis, Santen Pharmaceuticals, Epix Pharmaceuticals, CombinatoRx, ATEL Ventures, Medical Predictive Sciences Corporation, and Novartis Ventures. Mr. Stilley has advised both public and private companies on financing and M&A transactions, has been the interim CFO of a public company, the interim Chief Business Officer of Diffusion, and the COO and CFO of a number of private companies. Before entering the business community, Mr. Stilley served as Captain in the U.S. Marine Corps.

Mr. Stilley has an MBA with honors from the Darden School of Business and a B.S. in Commerce/Marketing from the McIntire School of Commerce at the University of Virginia. He has guest lectured at the Darden School of Business in two courses on the management of life science companies and serves on the board of directors of Virginia BIO, the statewide biotechnology organization. He also holds patents for Stedivaze®, which is currently in Phase 3 clinical development.

We selected Mr. Stilley to serve on our board of directors because he brings to the board extensive knowledge of the biotechnology industry. Having served in senior corporate positions in several biomedical companies, he has a vast knowledge of the industry and brings to the board significant executive leadership and operational experience as well as knowledge and experience of financing and M&A transactions. His business experience provides him with a broad understanding of the operational, financial and strategic issues facing public companies and his extensive knowledge financing and M&A will serve our company well in the future.

Kevin Schuyler, CFA – Director, Vice Chairman of the Board of Directors, Lead Independent Director

Kevin Schuyler has served as a director since April 2016 and is our Vice Chairman of the board of directors and Lead Independent Director. He currently serves as a senior managing director at CornerStone Partners LLC, a full service institutional CIO and investment office located in Charlottesville, VA, with approximately $10 billion under management. Prior to joining CornerStone Partners in 2006, he was chief investment officer, vice president, and director of finance and investments for The Nature Conservancy, the world’s largest not-for-profit conservation organization where he oversaw a billion-dollar investment portfolio. Before The Nature Conservancy, he was a management consultant with McKinsey & Company, and an entrepreneur, and a commodities merchant for Louis Dreyfus Corporation. Mr. Schuyler serves on various boards and committees of Sentara Martha Jefferson Hospital, the US Endowment for Forestry and Communities, and Stone Barns Center. He is a member of the investment committee of the Margaret A. Cargill Philanthropies. Mr. Schuyler graduated with honors from Harvard College and received his MBA from The Darden Graduate School of Business at the University of Virginia. He is a member of the Chartered Financial Analyst Society of Washington, DC.

We selected Mr. Schuyler to serve on our board of directors because he brings extensive knowledge of the financial markets. Mr. Schuyler’s business background provides him with a broad understanding of the financial markets and the financing opportunities available to us.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the 2019 Annual Meeting in person or by proxy will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE ELECTION OF EACH OF THESE NOMINEES

Continuing Directors

The directors who are serving terms that end following the 2019 Annual Meeting and their ages, positions at our company, the year in which each first became a director and the expiration of their respective terms on our board of directors are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Directors	Age	Position Held	Director Since	Expiration of Term
Class II
Robertson H. Gilliland, MBA	38	Director	2014	2020
Tony Goodman	55	Director	2017	2020
Class III
James W. Newman, Jr.	76	Director	2015	2021
J. Kermit Anderson	69	Director	2014	2021

Robertson H. Gilliland, MBA, Director

Mr. Gilliland has served as a director since September 2014. Since July 2013, he has been a Principal at Keller Enterprises, LLC, a family office that invests and manages private capital. As a principal, Mr. Gilliland is responsible for sourcing, vetting and managing a variety of private direct investments and spearheading internal initiatives. Prior to joining Keller Enterprises, Mr. Gilliland attended business school beginning in 2011 and was previously a Director at the Brunswick Group, where he specialized in strategic communications and investor relations around mergers and acquisitions, including being an advisor on the Pfizer-Wyeth, Celgene-Pharmion, and Mylan-Merck KGaA Generic transactions. During his tenure at Brunswick, Mr. Gilliland worked on over 35 multi-billion dollar M&A transactions. He has his MBA from the University of Michigan’s Ross School of Business, where he graduated with honors.

We selected Mr. Gilliland to serve on our board of directors because he brings extensive knowledge of the financial markets. Mr. Gilliland’s business background provides him with a broad understanding of the financial markets and the financing opportunities available to us.

Tony Goodman, Director

Tony Goodman has served as a director since July 2017. Mr. Goodman’s career spans over 23 years in Pharma and Biotech. Mr. Goodman is the Founder/Managing Director of Keswick Group, LLC, a Biotech Strategic Commercial and Business Development Advisory Firm. From October 2014 until February 2017, he served as the Chief Business Development Officer of Indivior PLC (INDV, FTSE 500) and a member of the executive team which brought Indivior public as a demerger from Reckitt Benckiser Pharmaceuticals, Inc. Mr. Goodman held many leadership positions at Reckitt Benckiser Pharmaceuticals from October 2009 until October 2014 that include: Global Director, Strategy and Commercial Development; Global Head, Category Development; and Director of US Commercial Managed Care. Mr. Goodman has also served as the Director of Strategic Marketing and Business Development at PRA International and Group Product Manager, Marketing and Director of the Managed Health Strategies Group at Purdue Pharmaceuticals L.P. Mr. Goodman graduated from Marshall University, with a degree in Business Administration and is currently a Full Board Executive with the National Association of Corporate Directors (“NACD”).

We selected Mr. Goodman to serve on our board of directors because he brings extensive knowledge of the addiction and pharmaceuticals industry and his significant strategic development experience. Mr. Goodman’s position at the NACD provides him with a broad understanding of the role of directors and corporate governance issues facing public companies.

J. Kermit Anderson, Director

J. Kermit Anderson has served as a director since February 2015. He has served as the VP and Chief Financial Officer at Cumberland Development Co. since 2007. Cumberland is a privately held company which evaluates and oversees investments in minerals exploration, life sciences, and real estate for a family office. Mr. Anderson has over forty years of experience in financial and development roles for a number of companies. He holds widely diversified experience in financial planning and reporting, accounting, forecasting, pricing, GAAP reporting and contract negotiations including benefits and compensation. His career is split almost equally between public and private companies including major sales and acquisitions. He has held various positions in energy businesses including

Massey Energy, AMVEST and Cumberland Resources Corporation working on the sale of the companies for the last two roles. Mr. Anderson has worked extensively on startups for Massey and AMVEST including the move to a new business area with AMVEST. He received his BS-BA from West Virginia University in 1972.

We selected Mr. Anderson to serve on our board of directors because he brings extensive industry experience in corporate development and finance. His prior service with other public companies provides experience related to good corporate governance practices.

James W. Newman, Jr., Director

James W. Newman, Jr. has served as a director since September 2014. Since April 2013, he served as the Founder, Chairman, and President of Medical Predictive Science Corporation (“MPSC”), a medical device company that translates ICU research discoveries to the patient’s bedside and develops predictive technology that detects imminent, catastrophic illness. MPSC’s HeRO sold in over 20 countries and is a pioneering monitoring system for premature infants which detects early signs of distress commonly caused by infection and other potentially life-threatening illnesses. He has also served as part of the management team of Newman Company, a real estate company, since 1980, for which he still works and is the sole owner. In the mid-1990s he began making capital investments in several “start-up” companies, including Charlottesville-based Medical Automation Systems, a major provider of information management systems for point-of-care testing, which was acquired by Massachusetts-based Alere Inc. in 2011. His investments have covered a wide range of fields, encompassing everything from biotechnology, bio-informatics, education, and telecommunications, as well as mechanical inventions. He is particularly interested in investments in the medical field that improve healthcare, but do so at a reduced cost to consumers. Mr. Newman received a B.A. degree from Upsala College in 1968.

We selected Mr. Newman to serve on our board of directors because he brings a strong business background to our company and adds significant strategic, business and financial experience. Mr. Newman’s business and finance background provides him with a broad understanding of the issues faced by companies similar to us.

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors and all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that J. Kermit Anderson, Robertson H. Gilliland, Tony Goodman, James W. Newman, Jr. and Kevin Schuyler, representing five of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making such determination regarding independence, our board of directors considered the relationship that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Stilley is the only director who is not “independent” as defined under the listing standards of Nasdaq. Mr. Stilley is not an independent director under these rules because he is our Chief Executive Officer and President.

We currently have: (1) an Audit Committee comprised of Kevin Schuyler, James Newman and Tony Goodman, each of whom are deemed to be independent in accordance with the Nasdaq definition of independence, satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and each has the related financial management expertise within the meaning of the Nasdaq rules; (2) a Compensation Committee comprised of James Newman and J. Kermit Anderson, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence and satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act; and (3) a Nominating and Corporate Governance Committee comprised of Tony Goodman and Robertson H. Gilliland, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence.

The Board annually determines the independence of directors based on a review by the directors and the Nominating and Corporate Governance Committee. No director is considered independent unless the board of directors has determined that he or she has no material relationship with us.

Family Relationships

There are no family relationships among any of our directors or executive officers.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William B. Stilley	—	—	—
J. Kermit Anderson	—	Chairman	—
Robertson H. Gilliland	—	—	Chairman
Tony Goodman	Member	—	Member
James W. Newman	Member	Member	—
Kevin Schuyler	Chairman	—	—

Audit Committee

Our common stock is listed on the Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and all members of our audit, compensation and Nominating and Corporate Governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

The members of our Audit Committee are Messrs. Schuyler, Newman, and Goodman each of whom has been determined by our board of directors to be independent under applicable Nasdaq and SEC rules and regulations. Mr. Schuyler is the chairman of the Audit Committee. Our Audit Committee’s responsibilities include, among others:

•        approving the retention and replacement of, the compensation of, and assessing the independence of, our registered public accounting firm;

•        overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•        reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•        monitoring our internal control over financial reporting, disclosure controls and procedures;

•        overseeing our internal audit function;

•        discussing our financial risk management policies;

•        establishing policies regarding procedures for the receipt and retention of accounting related complaints and concerns;

•        meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•        reviewing and approving any related party transactions; and

•        preparing the Audit Committee report required by Securities and Exchange Commission, or SEC, rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Our board of directors has determined that Mr. Schuyler is an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee operates pursuant to a written charter adopted by the board of directors, which is available on the Company’s website at www.adialpharma.com. The charter describes the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

The members of our Compensation Committee are Messrs. Anderson and Newman, each of whom has been determined by our board of directors to be independent under current Nasdaq rules and regulations. Mr. Anderson is the chairman of the Compensation Committee. Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. This committee determines, approves, and reports to the board of directors on all elements of compensation of our executive officers. The Compensation Committee also has the power to prescribe, amend, and rescind rules relating to our stock incentive plans, to recommend the grant of options and other awards under the stock incentive plans, and to interpret the stock incentive plans.

Our Compensation Committee’s responsibilities include, among others:

•        reviewing and approving annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•        reviewing and approving the compensation of all other named executive officers;

•        overseeing the administration of our equity incentive plans, including making determinations regarding granting of options and other awards under the plans;

•        reviewing and approving the executive compensation information included in the Company’s Annual Report on Form 10-K and Proxy Statement;

•        reviewing and approving or providing recommendations with respect to any named executive officer employment agreements or severance arrangements or plans; and

•        establishing director compensation and recommending any changes to the board of directors.

The Compensation Committee administers our equity incentive plans, including review and determining of long-term incentive compensation for each executive, director and employee, including grants of stock options. The Compensation Committee believes that this long-term incentive compensation aligns the interests of our executives with those of our stockholders and furthers executive retention.

The Compensation Committee also reviews and recommends to the board of directors appropriate director compensation programs for service as directors, committee chairs and committee members.

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website at www.adialpharma.com.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Messrs. Gilliland, and Goodman, each of whom has been determined by our board of directors to be independent under current Nasdaq rules. Mr. Gilliland is the chairman of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s responsibilities include, among others:

•        consider and recommend to the board of directors individuals for appointment or election as directors;

•        identifying and recommending candidates to fill vacancies on the board of directors and for election by the stockholders;

•        developing, subject to the board of directors’ approval, a process for an annual evaluation of the board of directors and its committees and to oversee the conduct of this annual evaluation; and

•        overseeing our risk governance structure and practices, and policies for risk assessment and risk management.

Candidates for director should have certain minimum qualifications, including the ability to understand basic financial statements, being over 21 years of age, having relevant business experience (taking into account the business experience of the other directors), and having high moral character. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications from time to time.

In evaluating an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee reviews such director’s overall service to our company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with our company engaged in by such director during his term.

When selecting a new director nominee, the Nominating and Corporate Governance Committee first determines whether the nominee must be independent for Nasdaq purposes or whether the candidate must qualify as an “audit committee financial expert.” This committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist in the identification of qualified director candidates. The Nominating and Corporate Governance Committee also will consider nominees recommended by our stockholders. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. This committee evaluates the suitability of potential nominees, taking into account the current board composition, including expertise, diversity and the balance of inside and independent directors. The Nominating and Corporate Governance Committee endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, research and development and other areas relevant to our business.

In considering any person recommended by one of our stockholders, the Nominating and Corporate Governance Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the board of directors. The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website at www.adialpharma.com.

Corporate Governance

Board of Directors Leadership Structure

Upon completion of our initial public offering, our largest stockholder, Dr. Bankole Johnson, also served as the Chairman of our board of directors. However, Dr. Johnson resigned as Chairman in March 2019 in order to become our Chief Medical Officer. As a result, we do not currently have a Chairman of our Board of Directors. Furthermore, we do not have a formal policy on whether the same person should (or should not) serve as both the Chief Executive Officer and Chairman of the Board. Due to the size of our company, it may very well be appropriate to have the same person serves as Chairman of the Board and Chief Executive Officer of our company.

In addition, we currently have a separate lead independent director. Our lead independent director is Kevin Schuyler. In that role, he presides over the executive sessions of the board of directors, during which our independent directors meet without management, and he serves as the principle liaison between management and the independent directors of the board of directors. We do not have a formal policy regarding having a separate lead independent director. Our board of directors has determined its leadership structure is appropriate and effective for us, given our stage of development.

Risk Oversight

Our board of directors monitors our exposure to a variety of risks through our Audit Committee and Nominating and Corporate Governance Committee. Our Audit Committee charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department and the independent auditors our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Our Nominating and Corporate Governance Committee Charter give our Nominating and Corporate Governance Committee responsibilities and duties for overseeing our risk governance structure and practices, and policies for risk assessment and risk management

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics is available on our website at www.adialpharma.com.

None of our directors or executive officers, nor any associate of such individual, is involved in a legal proceeding adverse to us.

If we make any substantive amendments to the code of business conduct and ethics or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. We will promptly disclose on our website (i) the nature of any amendment to the policy and (ii) the nature of any such waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Adial and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the SEC. Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

A discussion of our current related person transactions appears in this proxy statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

Board and Committee Meetings and Attendance

During our fiscal year ended December 31, 2018, our board of directors held two meetings. During our fiscal year ended December 31, 2018, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee met two times, zero times, and zero times, respectively. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2018 attended no less than 75% of the meetings of the board of directors and Board committees on which such director served during 2018.

Board Attendance at Annual Stockholders’ Meeting

Our directors are encouraged, but not required, to attend the 2019 Annual Meeting. Because we completed our initial public offering in July 2018, we did not have an annual meeting of stockholders in 2018.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file with the SEC.

Based solely on a review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the year ended December 31, 2018.

Stockholder Communication with Directors

The Board has established a process to receive communications from stockholders. Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, those deemed to be frivolous or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

The address for these communications is:

Adial Pharmaceuticals, Inc.

c/o Corporate Secretary
1001 Research Park Blvd., Suite 100
Charlottesville, Virginia 22911

Director Compensation

2018 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our board of directors by our non-employee directors during the year ended December 31, 2018. Mr. Stilley also served on our board of directors, and received compensation as a result. The compensation for Mr. Stilley as an executive officer and Director is set forth under “Summary Compensation Table.”

(a) Name	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)	(d) Option Awards(1) ($)	(e) Non-Equity Incentive Plan Compensation ($)	(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(g) All Other Compensation ($)		(h) Total ($)
J. Kermit Anderson	12,945	—	—	—	—	—		12,945
Robertson H. Gilliland, MBA	11,274	—	—	—	—	—		11,274
Tony Goodman	12,110	—	—	—	—	—		12,110
Bankole A. Johnson, DSc, MD	28,813	—	—	—	—	250,000	(2)	278,813
James W. Newman, Jr.	12,945	—	—	—	—	—		12,945
Kevin Schuyler, MBA, CFA	14,615	—	—	—	—	—		14,615

____________

(1)      As of December 31, 2018, the following are the outstanding number of option awards held by each of our non-employee directors, each award having been made prior to January 1, 2018:

Name	Option Award (#)
J. Kermit Anderson	5,580
Robertson H. Gilliland, MBA	5,580
Tony Goodman	11,160
Bankole A. Johnson, DSc, MD	5,580
James W. Newman, Jr.	5,580
Kevin Schuyler, MBA, CFA	5,580

____________

(2)      Represents the fair value of 50,000 shares of common stock issued on April 1, 2018 at a price of $5.00 per share, in compensation for retirement of former performance bonus plan. Sale of shares issued restricted for three years from issue date. Fair value computed in accordance with FASB ASC Topic 718.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Friedman, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2019. Adial is asking its stockholders to ratify the appointment of Friedman, Adial’s independent registered public accounting firm, for fiscal 2019.

A representative of Friedman is expected to be present either in person or via teleconference at the 2019 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of a majority of the holders of the shares present in person or represented by proxy and entitled to vote on this matter at the 2019 Annual Meeting will be required to approve the ratification of the appointment of Adial’s registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal. Ratification of the appointment of Friedman by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2019 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF FRIEDMAN LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL
YEAR ENDING ON DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT2

The Audit Committee has reviewed and discussed Adial’s audited consolidated financial statements as of and for the year ended December 31, 2018 with the management of Adial and Friedman, Adial’s independent registered public accounting firm. Further, the Audit Committee has discussed with Friedman the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of Adial’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Friedman required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Friedman’s independence from Adial, and has discussed with Friedman its independence from Adial. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of any non-audit services to Adial is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Adial and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of any other non-audit services to us was compatible with maintaining Friedman’s independence. The Committee also reviewed management’s report on its assessment of the effectiveness of Adial’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Adial’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with generally accepted accounting principles or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that Adial’s audited consolidated financial statements for the year ended December 31, 2018 and management’s assessment of the effectiveness of Adial’s internal control over financial reporting be included in Adial’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The Audit Committee has recommended, and the board of directors has approved, subject to stockholder ratification, the selection of Friedman Adial’s independent registered public accounting firm for the year ending December 31, 2019.

Submitted by the Audit Committee of Adial’s board of directors.

Members of the Audit Committee:
Kevin Schuyler
James W. Newman
Tony Goodman

____________

2           The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Adial under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees including expenses billed to us for the years ended December 31, 2018 and 2017 by Friedman:

	Year ended December 31, 2018	Year ended December 31, 2017
Audit fees and expenses(1)	$146,500	$118,418
Taxation preparation fees	—	—
Audit related fees	—	—
Other fees	—	—
Total	$146,500	$118,418

____________

(1)      Audit fees were for professional services rendered for the annual audit and reviews of the interim results included in our Forms 10-Q of our financial statements and professional services rendered in connection with our initial public offering as well as services provided with other statutory and regulatory filings.

Pre-Approval Policy

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks, and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR 2017 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE WILL HAVE AUTHORITY TO GRANT UNDER THE PLAN FROM 1,750,000 TO 3,500,000

On October 9, 2017, the board of directors adopted, and our stockholders subsequently approved on October 9, 2017, the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”); however, the 2017 Equity Incentive Plan did not become effective until the business day prior to the public trading of our common stock on the Nasdaq. As of June 25, 2019, there were (i) 508,100 shares of common stock available for grant under the 2017 Equity Incentive Plan and (ii) 1,241,900 shares of common stock subject to awards were outstanding under the 2017 Equity Incentive Plan.

In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to issue securities to our officers, directors and consultants. The 2017 Equity Incentive Plan currently only has 508,100 number of shares of common stock available for issuance. Management believes that the number of shares of common stock currently available for issuance under the 2017 Equity Incentive Plan is insufficient to ensure it can meet its needs to provide for awards to the 2017 Equity Incentive Plan participants for the next 12 months and that it may be insufficient in order to allow us the ability to compete successfully for talented employees and consultants.

The board of directors has approved, subject to stockholder approval, the amendment to the 2017 Equity Incentive Plan to increase by 1,750,000 the number of shares that may be granted under the 2017 Equity Incentive Plan. The amendment to our 2017 Equity Incentive Plan will increase the number of shares of common stock with respect to which awards may be granted under the 2017 Equity Incentive Plan from 1,750,000 to 3,500,000. If the amendment to the 2017 Equity Incentive Plan is approved by our stockholders, the number of shares available for future awards will increase to 2,258,100 based on the number shares remaining available for grant under the 2017 Equity Incentive Plan as of June 25, 2019. The closing price of our common stock as reported on the Nasdaq on July 5, 2019 was $1.84 per share.

Purpose of the 2017 Equity Incentive Plan

The board of directors believes that the 2017 Equity Incentive Plan is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based or equity-related awards. The Company believes the 2017 Equity Incentive Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law. There are currently ten individuals that would be eligible to participate in the 2017 Equity Incentive Plan as directors or employees, of which eight are directors or executive officers and two are employees. Additional individuals may be awarded awards under the 2017 Equity Incentive Plan as consultants.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The board of directors monitors our annual stock award Burn Rate, Dilution and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the board of directors’ judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our Burn Rate, Dilution, and Overhang for 2018 (the year in which such plan became effective) with details of each calculation noted below the table.

2018
Burn Rate(1)	1.45%
Dilution(2)	20.32%
Overhang(3)	0.80%

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(1)      Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year.

(2)      Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of share subject to equity awards + number of shares available for future awards).

(3)      Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Limitation on Awards and Shares Available

On October 9, 2017, we adopted the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan; however, the 2017 Equity Incentive Plan did not become effective until the business day prior to the public trading of our common stock on the Nasdaq. Initially, the aggregate number of shares of our common stock that was available to be issued pursuant to stock awards under the 2017 Equity Incentive Plan was 1,750,000 shares. To date, we have issued options to purchase an aggregate of 1,241,900 shares of our common stock under the 2017 Equity Incentive Plan. As of June 25, 2019, there are 508,100 shares of our common stock available for grants that may be made under the 2017 Equity Incentive Plan.

2017 Equity Incentive Plan

The principal provisions of the 2017 Equity Incentive Plan, as amended, are summarized below and the proposed amendment to the 2017 Equity Incentive Plan is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the 2017 Equity Incentive Plan.

Administration

The 2017 Equity Incentive Plan generally is administered by our Compensation Committee, which has been appointed by the board of directors to administer the 2017 Equity Incentive Plan. The Compensation Committee will have full authority to establish rules and regulations for the proper administration of the 2017 Equity Incentive Plan, to select the employees, directors and consultants to whom awards are granted, and to set the date of grant, the type of award and the other terms and conditions of the awards, consistent with the terms of the 2017 Equity Incentive Plan.

Eligibility

Persons eligible to participate in the 2017 Equity Incentive Plan include all of our officers, employees, directors, and consultants. There are currently 16 individuals who would be eligible to participate in the 2017 Equity Incentive Plan, of which nine are directors or executive officers and two are non-executive employees and five are consultants who are not executive officers.

Awards

The 2017 Equity Incentive Plan provides for the grant of: (i) incentive stock options; (ii) nonstatutory stock options; (iii) stock appreciation rights; (iv) restricted stock; and (v) other stock-based and cash-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the 2017 Equity Incentive Plan. No stock option will be exercisable later than ten years after the date it is granted.

The 2017 Equity Incentive Plan permits the grant of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options

The Compensation Committee may grant incentive stock options as defined in Section 422 of the Code, and nonstatutory stock options. Options shall be exercisable for such prices, shall expire at such times, and shall have such other terms and conditions as the Compensation Committee may determine at the time of grant and as set forth in the award agreement; however, the exercise price must be at least equal to 100% of the fair market value at the date of grant. The option price is payable in cash or other consideration acceptable to us.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights with such terms and conditions as the Compensation Committee may determine at the time of grant and as set forth in the award agreement. The grant price of a stock appreciation right shall be determined by the Compensation Committee and shall be specified in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of a share on the date of grant. Stock appreciation rights may be exercised upon such terms and conditions as are imposed by the Compensation Committee and as set forth in the stock appreciation right award agreement.

Restricted Stock

Restricted stock may be granted in such amounts and subject to the terms and conditions as determined by the Compensation Committee at the time of grant and as set forth in the award agreement. The Compensation Committee may impose performance goals for restricted stock. The Compensation Committee may authorize the payment of dividends on the restricted stock during the restricted period.

Other Awards

The Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2017 Equity Incentive Plan, in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may be based upon attainment of performance goals established by the Compensation Committee and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Amendment and Termination

Our board of directors may amend the 2017 Equity Incentive Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the Nasdaq or any other market or stock exchange on which the common stock is at the time primarily traded or the provisions of the Code.

Our board of directors may terminate the 2017 Equity Incentive Plan at any time provided all shareholder approval has been received to the extent required by the Code, applicable law or the listing standards of Nasdaq or any other market or stock exchange which the common stock is at the time primarily traded. Unless sooner terminated by the Board, the 2017 Equity Incentive Plan will terminate on the close of business on August 30, 2027.

Miscellaneous

The 2017 Equity Incentive Plan also contains provisions with respect to payment of exercise prices, vesting and expiration of awards, treatment of awards upon the sale of our company, transferability of awards, and tax withholding requirements. Various other terms, conditions, and limitations apply, as further described in the 2017 Equity Incentive Plan.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the 2017 Equity Incentive Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state or local tax consequences.

Options

Grant.    There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the 2017 Equity Incentive Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise.    The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below). Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding, and we generally will be entitled to a corresponding deduction.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Qualifying Disposition.    If a participant disposes of shares of our common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the participant pursuant to the exercise of the incentive stock option, the participant will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the participant’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.    If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition.    If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax.    Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability).

Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the 2017 Equity Incentive Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

New Plan Benefits

As of the date of this proxy statement, we are unable to determine any grants of awards under the 2017 Equity Incentive Plan that will be made.

Existing Plan Benefits

The following table sets forth information with respect to options and other awards previously granted under the 2017 Equity Incentive Plan, but does not include options or other awards issued under other plans.

Name and Position	Number of shares subject to grant (#)
William B. Stilley, Chief Executive Officer and President	500,000
Joseph Truluck, Chief Operating Officer and Chief Financial Officer	180,000
Bankole A. Johnson, Chief Medical Officer	250,000
J. Kermit Anderson, Director	0
Robertson H. Gilliland, Director	0
Tony Goodman, Director	0
James W. Newman, Director	0
Kevin Schuyler, Director, Vice Chairman of the Board, Lead Independent Director	0
All Current Executive Officers as a Group	930,000
All Current Non-Executive Directors as a Group	0
Non-Executive Officer Employee Group	268,600

EQUITY COMPENSATION PLAN INFORMATION

On October 9, 2017, we adopted the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), which provides for a maximum of 1,750,000 awards. The following table provides information, as of December 31, 2018 with respect to options outstanding under our 2017 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Equity Compensation Plan Options*	Weighted- Average Exercise Price of Outstanding Equity Compensation Plan Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	68,900	$2.80	1,681,100
Equity compensation plans not approved by security holders	—	—	—
Total	68,900	$2.80	1,681,100

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*        Excludes 174,282 options issued prior to adoption of the Equity Compensation Plan.

Subsequent to December 31, 2018, we issued William B. Stilley and Joseph Truluck options exercisable for 500,000 and 180,000 shares of common stock, respectively, that vest monthly on a pro rata basis on the grant date (March 10, 2019), with the remaining options vesting 30% on the first anniversary of the grant date and 10% each of the second and third anniversary of the grant date as part of their 2018 bonus compensation. Subsequent to December 31, 2018, we also issued William B. Stilley and Joseph Truluck, cash bonuses of $500,000 and $50,000 respectively.

In addition, the consulting agreement that we entered into with Dr. Bankole Johnson on March 24, 2019, which provides that Dr. Johnson will serve as our Chief Medical Officer and devote 75% of his working time to our business and affairs, states that Dr. Johnson will receive: (i) an annual fee of $370,000 a year; (ii) a signing bonus of $250,000; and (iii) an option to purchase 250,000 shares of our common stock. The shares of common stock underlying the option award vests pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant (March 24, 2019) and have an exercise price of $3.01 per share.

Vote Required

The affirmative vote of a majority of the holders of the shares present in person or represented by proxy and entitled to vote on this matter at the 2019 Annual Meeting will be required to approve this proposal. Abstentions will be counted and will have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR 2017 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE THAT WE WILL HAVE AUTHORITY TO GRANT.

OTHER MATTERS

The Board knows of no other business that will be presented to the 2019 Annual Meeting. If any other business is properly brought before the 2019 Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

Executive Officers

Set forth below are the executive officers of the Company who do not serve as directors, including their ages, their positions with our company and a brief biographical description.

Executive Officers	Age	Position(s) Held
Bankole A. Johnson, DSc, MD	59	Chief Medical Officer
Joseph Truluck, MBA	42	Chief Operating Officer and Chief Financial Officer

Bankole A. Johnson, D.Sc., M.D., Chief Medical Officer

Dr. Bankole Johnson has served as our Chief Medical Officer since March 24, 2019. Dr. Johnson also served as the Chairman of our Board from November 2010 until March 24, 2019. Dr. Johnson is a world-leading neuroscientist and a pioneer in the development of medications for the treatment of alcohol abuse and is the inventor of all patents covering AD04. In August 2013, he was appointed Chairman of the Department of Psychiatry at the University of Maryland School of Medicine and also leads the Brain Science Research Consortium Unit at the University of Maryland. In connection with his appointment as our Chief Medical Officer, Dr. Johnson will leave his position as the Chair of the Department of Psychiatry at the University of Maryland to devote greater focus to his new duties with us. Previously, from 2004 until August 2013, he served as Alumni Professor and Chairman of the Department of Psychiatry and Neurobehavioral Sciences at the University of Virginia.

Dr. Johnson graduated in Medicine from Glasgow University in 1982 and trained in Psychiatry at the Royal London and Maudsley and Bethlem Royal Hospitals. Additional to his medical degree, he trained in research at the Institute of Psychiatry (University of London) and conducted studies in neuropsychopharmacology for his doctoral thesis (degree from Glasgow University) on the Medical Research Council unit at Oxford University. More recently, in 2004, Dr. Johnson earned his Doctor of Science degree in Medicine from Glasgow University — the highest degree that can be granted in science by a British university. His primary area of research expertise is the psychopharmacology of medications for treating addictions.

Dr. Johnson is a licensed physician and board-certified psychiatrist throughout Europe and in the U.S. He is the Principal Investigator on National Institutes of Health (NIH)-funded research studies utilizing neuroimaging, neuropharmacology, and molecular genetics techniques. Dr. Johnson’s clinical expertise is in the fields of addiction, biological, and forensic psychiatry. Honors include service on numerous NIH review and other committees including special panels.

Dr. Johnson was the 2001 recipient of the Dan Anderson Research Award for his “distinguished contribution as a researcher who has advanced the scientific knowledge of addiction recovery.” He received the Distinguished Senior Scholar of Distinction Award in 2002 from the National Medical Association. Dr. Johnson also was an inductee of the Texas Hall of Fame in 2003 for contributions to science, mathematics, and technology, and in 2006 he received the American Psychiatric Association’s (APA’s) Distinguished Psychiatrist Lecturer Award. In 2007, he was named as a Fellow in the Royal College of Psychiatrists, and in 2008 he was elected to the status of Distinguished Fellow of the APA. In 2009, he received the APA’s Solomon Carter Fuller Award, honoring an individual who has pioneered in an area that has benefited significantly the quality of life for Black people. In 2010, he was named as a

Fellow in the American College of Neuropsychopharmacology. Dr. Johnson is Field Editor-in-Chief of Frontiers in Psychiatry, serves on the Editorial Board of The American Journal of Psychiatry, and reviews for over 30 journals in pharmacology, neuroscience, and the addictions. He has over 200 publications. Dr. Johnson also has edited three books: Drug Addiction and Its Treatment: Nexus of Neuroscience and Behavior, Handbook of Clinical Alcoholism Treatment, and Addiction Medicine: Science and Practice, one of the foremost reference textbooks in the field.

Dr. Johnson has served as a consultant to Johnson & Johnson (Ortho-McNeil Janssen Scientific Affairs, LLC), Transcept Pharmaceuticals, Inc., D&A Pharma, Organon, Adial Corporation, Psychological Education Publishing Company (PEPCo LLC), and Eli Lilly and Company. He also has served on the Extramural Advisory Board for NIAAA (2004-present), the National Advisory Council for NIDA (2004-2007), the Medications Development Subcommittee of NIDA’s Advisory Council on Drug Abuse (2004-2007), and the Medications Development Scientific Advisory Board for NIDA (2005-2009). In addition, he has been the recipient of research grant support from both NIAAA and NIDA.

Joseph Truluck, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Joseph Truluck has served as our Chief Operating Officer since April 2017, our Chief Financial Officer since June 2017, our Treasurer and Secretary since October 2017, and from May 2016 until his appointment as our Chief Operating Officer, as our VP Operations and Finance. Since January 2013, Mr. Truluck has served as the VP Operations and Finance at Adenosine Therapeutics, LLC after the company reacquired its major drug development program. As VP Operations and Finance, at Adenosine Therapeutics, Mr. Truluck has overseen the operations of the business, including seeing to completion a project to merge and analyze two partially completed Phase 3 trials to constitute a single trial. From April 2005 to July 2009, Mr. Truluck served as the Operations Manager of Adenosine Therapeutics’ until its purchase in August 2008 by Clinical Data. After the purchase of Adenosine Therapeutics’ operations by Clinical Data, Mr. Truluck went on to gain an MBA from Tulane University with a concentration in Finance. In addition to his MBA at Tulane, Mr. Truluck earned an MA in Philosophy at the University of Virginia, with a thesis in the area of modal semantics.

EXECUTIVE COMPENSATION

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Overview of Our Compensation Program

A. Philosophy and Objectives

Our primary objective with respect to executive compensation is to design compensation programs that will align executives’ compensation with our overall business strategies for the creation of stockholder value and attract, motivate and retain highly qualified executives, drive high performance by connecting compensation to our financial operating, and strategic goals and results and appropriately reward high performance. To accomplish this objective, executive compensation is reviewed annually to ensure that compensation levels are competitive and reasonable given our level of performance and other comparable companies with which we compete for talent. Our executive compensation program is designed to appropriately reward both individual and collective performance that meets and exceeds our annual, long-term and strategic goals. To accomplish this objective, a substantial percentage of total compensation is variable, “at risk”, both through cash bonus compensation and equity compensation.

Adial seeks to achieve these objectives through four key compensation elements:

•        a base salary;

•        cash bonuses;

•        equity awards; and

•        benefits.

The Compensation Committee uses a simple and straightforward approach in compensating our named executive officers in which base salary, annual incentives and stock options are the principal components. In addition, executives generally participate in the same benefit programs as other full-time employees.

In order to enhance the Compensation Committee’s ability to carry out its responsibilities effectively, as well as maintain strong links between executive pay and performance, the Compensation Committee reviews compensation information for each named executive officer which includes the following information:

•        the annual compensation and benefit values that are being offered to each executive;

•        the value of all outstanding equity awards; and

•        the Compensation Committee also meets with our senior management in connection with compensation matters, and may retain and meet in executive session with, compensation and other advisors from time to time.

B. Compensation Administration

Roles and Responsibilities of Compensation Committee

The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies and oversee and evaluate our overall compensation structure and programs. The Compensation Committee seeks to confirm that total compensation paid to the Chief Executive Officer and Chief Financial Officer/Chief Operating Officer is reasonable and competitive. All of these responsibilities of the Compensation Committee include, but are not limited to:

•        Establishing on an annual basis performance goals and objectives for purposes of determining the compensation of our Chief Executive Officer and other senior executive officers, evaluating the performance of such officers in light of those goals and objectives, and setting the compensation level for those officers based on this evaluation.

•        Recommending to the Board the compensation for Board members (including retainer, committee and committee chair’s fees, stock options and other similar items as appropriate).

•        Reviewing the competitive position of, and making recommendations to the Board with respect to, the cash-based and equity-based compensation plans and other programs of Adial relating to compensation and benefits.

•        Reviewing the financial performance and the operations of our major benefit plans.

•        Overseeing the administration of our stock option and other executive compensation plans, including recommending to the Board of Directors the granting of options and awards under the plans, and the approval or disapproval of the participation of individual employees in those plans.

•        Reviewing and approving for our Chief Executive Officer and other senior executive officers material perquisites or other in-kind benefits.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, which is posted on our website at www.adialpharma.com.

C. Competitive Considerations and Components of Compensation

In making compensation decisions with respect to each element of compensation, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Compensation Committee regularly reviews the compensation practices at companies with which it competes for talent, such as businesses engaged in activities similar to those of Adial, including other similarly sized companies in the biopharmaceutical industry.

Base Salary

We provide our named executive officer’s a base salary commensurate with their position, responsibilities and experience. In setting the base salary, the Compensation Committee considers the scope and accountability associated with each named executive officer’s position and such factors as performance and experience of each named executive officer. We design base pay to provide the essential reward for an employee’s work, and are required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay may be provided to recognize an employee’s specific performance achievements. For example, subsequent to becoming a public company, we raised the base salaries of our Chief Executive Officer and Chief Operating Officer/Chief Financial Officer. The base salaries are targeted to be competitive with other similar companies.

The base salaries (2018 and current) for our named executive officers are:

Named Executive Officer	2018 Base Salary	Current Base Salary
William B. Stilley, Chief Executive Officer	$350,000	$400,000
Joseph Truluck, Chief Operating Officer/Chief Financial Officer*	$143,000	$150,000

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*        Mr. Truluck applies approximately 50% of his business time to the affairs of Adial.

Bonuses; Long Term Equity Incentive Awards

In an effort to preserve cash, we did not provide cash bonuses in 2017 and 2018. However, in 2018 long term equity incentive awards were an important component of the compensation of our Chief Executive Officer and Chief Operating Officer/Chief Financial Officer and as such in 2018, we issued to our Chief Executive Officer and Chief Operating Officer/Chief Financial Officer shares of common stock in compensation for retirement of the performance bonus plan. In addition, in March 2019, we issued to our Chief Executive Officer and Chief Operating Officer/Chief Financial Officer options to purchase 500,000 and 180,000 shares of our common stock, respectively. We believe that the ownership position of the Chief Executive Officer and Chief Operating Officer/Chief Financial Officer in Adial equity, together with the long-term equity incentive awards to our Chief Executive Officer and Chief Operating Officer/Chief Financial Officer, motivates their achievement of our financial and strategic objectives and aligns their interests with those of our stockholders.

Role of the Chief Executive Officer and Chief Financial Officer

Our Chief Executive Officer, Mr. Stilley, makes recommendations to the Compensation Committee regarding the compensation of our other Named Executive Officer. Mr. Stilley does not participate in any discussions or processes concerning his own compensation, and participates in a non-voting capacity in discussions or processes concerning the compensation of our Chief Operating Officer/Chief Financial Officer and other members of management.

Summary Compensation Table

The following table sets forth the information as to compensation paid to or earned by our executive officers during the years ended December 31, 2018 and 2017 whose total compensation did exceed $100,000. The persons listed in the following table are referred to herein as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary	Profits Interest Unit, Stock, & Option Award(s)		All Other Compensation		Total
William B. Stilley	2018	$180,833	$988,365	(1)	$42,458	(2)	$1,211,656
Chief Executive Officer and Member of the board of directors	2017	60,000	276,667	(3)	28,362	(2)	365,029

Joseph A. M. Truluck	2018	$85,183	$223,180	(4)	$—		$308,363
Chief Operating Officer and Chief Financial Officer	2017	26,400	145,049	(5)	723	(6)	172,172

____________

(1)      Represents the fair value of 197,673 shares of common stock issued on April 1, 2018 at a price of $5.00 per share as compensation for retirement of former performance bonus plan. Sale of shares issued restricted for three years from issue date. Fair value computed in accordance with FASB ASC Topic 718.

(2)      All other compensation for Mr. Stilley is comprised of (i) a contribution by our company to an HSA ($8,005 for 2018; $5,917 for 2017); (ii) the payment by our company of insurance premiums including life, dental, vision ($23,070 for 2018, $20,865 for 2017); (iii) cell phone payments ($3,031 for 2018, $1,580 for 2017); and (iv) cash fee for services as a Director ($8,352 in 2018).

(3)      Represents the fair value of options issued on July 1, 2017 to purchase 309,000 Class A units with an exercise price of $1.06 per unit (subsequently converted in the corporate conversion/reincorporation to an option to purchase 57,474 shares of common stock at an exercise price of $5.70 per share), one sixth of the total options granted vesting on January 1, 2018 and one thirty-sixth vesting on the first day of each subsequent thirty months. Fair value computed in accordance with FASB ASC Topic 718.

(4)      Represents the fair value of 44,636 shares of common stock issued on April 1, 2018 at a price of $5.00 per share, in compensation for retirement of former performance bonus plan. Sale of shares issued restricted for three years from issue date. Fair value computed in accordance with FASB ASC Topic 718.

(5)      Related to the issuance on July 1, 2017 of an option to purchase 162,000 Class A units with an exercise price of $1.06 per unit (subsequently converted in the corporate conversion/reincorporation to an option to purchase 30,132 shares of common stock at an exercise price of $5.70 per share), one sixth of the total options granted vesting on January 1, 2018 and one thirty-sixth vesting on the first day of each subsequent thirty months.

(6)      All other compensation for Mr. Truluck is comprised of $723 in cell phone payments for 2017.

The table does not include the board of directors discretionary cash performance bonuses granted to Mr. Stilley and Mr. Truluck in March 2019 of $500,000 and $50,000, respectively and the options to purchase 500,000 and 180,000 shares of our common stock issued to Mr. Stilley and Mr. Truluck in March 2019.

Outstanding Equity Awards at Fiscal Year-End (December 31, 2018)

The following table provides information about the number of outstanding equity awards held by each of our named executive officers as of December 31, 2018:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
William B. Stilley Chief Executive Officer and Member of the board of directors	27,141	30,333	$5.70	6/30/26	0	NA
Joseph Truluck Chief Operating Officer and Chief Financial Officer	14,229	15,903	$5.70	6/30/26	0	NA

Employment Agreements and Consulting Agreement

Employment Agreements

We are currently a party to employment agreements with each of Messrs. Stilley and Truluck.

Effective upon the closing of our initial public offering, we entered into a five-year employment agreement with Mr. Stilley to continue to serve as our Chief Executive Officer (the “Stilley EA”). Under the Stilley EA, as amended on March 10, 2019, Mr. Stilley will receive an annual salary of $400,000 and has a target bonus opportunity equal to 30% of his salary. Mr. Stilley’s annual salary will be subject to increase at the discretion of our board of directors. Our board of directors may, in its discretion, pay a portion of Mr. Stilley’s annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a Change of Control (as defined in the Stilley EA) occurs, Mr. Stilley’s annual bonus will be paid in cash. Mr. Stilley will also subject to certain restrictive covenants, including a non-competition (applicable during employment and for 24 months thereafter), customer non-solicitation and employee and independent contractor non-solicitation (each applicable during employment and for 12 months thereafter), as well as confidentiality (applicable during employment and 7 years thereafter) and non-disparagement restrictions (applicable during employment and at all times thereafter).

Effective upon the closing of the initial public offering, we entered into a three-year employment agreement with Joseph Truluck to serve as our Chief Operating Officer and Chief Financial Officer (the “Truluck EA”). Under the Truluck EA, Mr. Truluck devotes no less than 50% of his business time to the affairs of our company. Pursuant to the terms of the Truluck EA, as amended on March 10, 2019, he receives an annual salary of $150,000 and has a target bonus opportunity equal 20% of his salary. Mr. Truluck’s annual salary is subject to increase at the discretion of our board of directors. Our board of directors may, in its discretion, pay a portion of Mr. Truluck’s annual bonus in the form of equity or equity-based compensation. Mr. Truluck is also subject to certain restrictive covenants, including a non-competition (applicable during employment and for 24 months thereafter), customer non-solicitation and employee and independent contractor non-solicitation (each applicable during employment and for 12 months thereafter), as well as confidentiality (applicable during employment and 7 years thereafter) and non-disparagement restrictions (applicable during employment and at all times thereafter).

In the event that Mr. Stilley’s or Mr. Truluck’s (each an “Executive”) employment is terminated by us other than for Cause, or upon his resignation for Good Reason (as such terms are defined in the Employment Agreement), the Executive will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 12 months for Mr. Stilley and 6 months in the case of Mr. Truluck, plus 12 months of COBRA premium reimbursement. If Mr. Stilley’s termination occurs within 60 days before or within 24 months following a Change of Control, then Mr. Stilley will be entitled to receive the same severance benefits as provided above except he will receive (a) a payment equal to two times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of 12 months of base salary continuation and (b) 24 times the monthly COBRA premium for himself and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases). In addition, if Mr. Stilley’s employment is terminated by us without Cause or by the Executive for Good Reason, in either case, upon or within 24 months following a Change of Control, then the Executive will be entitled to full vesting of all equity awards received by the Executive from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance).

In the event that the Executive’s employment is terminated due to his death or Disability, the Executive (or his estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right).

All severance payments to the Executives will be subject to the execution and non-revocation of a release of claims by the Executive or his estate, as applicable.

For purpose of each of the Stilley EA and Truluck EA, “Good Reason” is defined as the occurrence of any of the following events without the respective Executive’s consent: (i) a material reduction in the Executive’s duties, responsibilities or authority; (ii) a reduction of the Executive’s base salary; (iii) failure or refusal of a successor to us to either materially assume our obligations under the employment agreement or enter into a new employment agreement with the Executive on terms that are materially similar to those provided under this Agreement, in any case, in the event of a Change of Control; (iv) relocation of the Executive’s primary work location that results in an increase in the Executive’s one-way driving distance by more than twenty-five (25) miles from the Executive’s then-current principal residence; or (v) a material breach of the employment agreement by us.

For purposes of the Stilley EA and Truluck EA, “Cause” is defined as that the Executive shall have engaged in any of the following acts or that any of the following events shall have occurred, all as determined by the board of directors in its sole and absolute discretion: (i) conviction for, or entering of a plea of guilty or nolo contendere (or its equivalent under any applicable legal system) with respect to (A) a felony or (B) any crime involving moral turpitude; (ii) commission of fraud, misrepresentation, embezzlement or theft against any person; (iii) engaging in any intentional activity that injures or would reasonably be expected to injure (monetarily or otherwise), in any material respect, the reputation, the business or a business relationship of the Company or any of its affiliates; (iv) gross negligence or willful misconduct in the performance of the Executive’s duties to us or its affiliates under this Agreement, or willful refusal or failure to carry out the lawful instructions of the board of directors that are consistent with the Executive’s title and position; (v) violation of any fiduciary duty owed to us or any of its affiliates; or (vi) breach of any restrictive covenant (as defined) or material breach or violation of any other provision of the employment agreement, of a written policy or code of conduct of our company or any of our affiliates (as in effect from time to time) or any other agreement between the Executive and we or any of our affiliates. Except when such acts constituting Cause which, by their nature, cannot reasonably be expected to be cured, the Executive will have twenty (20) days following the delivery of written notice by the Company of its intention to terminate the Executive’s employment for Cause within which to cure any acts constituting Cause. Following such twenty (20) day cure period, and if the reason stated in the notice is not cured, the Executive shall be given five (5) business days prior written notice to appear (with or without counsel) before the full Board for the opportunity to present information regarding his views on the alleged Cause event. After we provide the original notice of our intent to terminate Executive’s employment for Cause, we may suspend the Executive, with pay, from all his duties and responsibilities and prevent him from accessing our or our affiliates premises or contacting any of our personal or any of our affiliates until a final determination on the hearing is made. The Executive will not be terminated for Cause until a majority of the independent directors approve such termination following the hearing.

For the purposes of each of the Stilley EA and Truluck EA, “Change in Control” is defined as: (i) the accumulation over a twelve (12) month period, whether directly or indirectly, by any individual, entity or group of our securities representing over fifty (50%) percent of the total voting power of all our then outstanding voting securities; (ii) a merger or consolidation of us in which our voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; (iii) a sale of substantially all of our assets; or (iv) during any period of twelve (12) consecutive months, our current directors, together with any new director whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office, cease for any reason to constitute at least a majority of the board of directors.

Consulting Agreement

On March 24, 2019, we entered into a three year consulting agreement with Bankole Johnson. Dr. Johnson’s consulting agreement with us (the “Consulting Agreement”) provides that Dr. Johnson will serve as our Chief Medical Officer and devote 75% of his working time to our business and affairs and will receive: (i) an annual fee of $370,000 a year; (ii) a signing bonus of $250,000; and (iii) an option to purchase 250,000 shares of our common stock. The shares of common stock underlying the option award vests pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $3.01 per share.

The Consulting Agreement may be terminated by us upon Dr. Johnson’s death, upon thirty days’ notice for a material breach of the Consulting Agreement by Dr. Johnson that can be cured, after notice of breach and failure to cure; upon notice for a breach of the Consulting Agreement by Dr. Johnson that cannot be cured; upon thirty days’ notice for any other cause; or upon thirty days’ notice (but not before 12 months from the effective date of the Consulting Agreement) at any time without cause; provided that if terminated by us without cause then Dr. Johnson will be entitled to receive his monthly payments for an additional six (6) months and his options will continue to vest for an additional six (6) months from the effective date of the notice of termination, subject to the terms of the 2017 Incentive Plan and the option agreement that we entered into with Dr. Johnson. In the event that Dr. Johnson’s termination is without cause and occurs within three months before or after a Significant Investment Event (as defined below), Dr. Johnson will be entitled to a buy-out payment in an amount equal to $31,250 times the number of months remaining on the initial term of the consulting agreement as of the effective date of the termination, minus the payment of the six (6) months of monthly payments provided for above (in addition to the immediate vesting at the time of termination of all remaining shares of our common stock or options to purchase shares of our common stock that would have otherwise been scheduled to vest during the remainder of the initial term). The term “Significant Investment Event” is defined as a sale or series of sales of our equity securities within any three month period resulting in gross proceeds to us of at least $20 million or (i) any consolidation or merger of us with or into any other corporation or other entity, or (ii) series of such consolidations or mergers within any three month period, or (iii) any other corporate reorganization whereby either (x) forty percent or more of the market value of our common shares as of the beginning of the three-month period or the date of the single transaction, whichever is applicable, or (y) forty percent or more of our voting power is transferred and becomes controlled, directly, or indirectly, by a single entity or multiple related entities.

The Consulting Agreement may be terminated by Dr. Johnson upon thirty days’ notice for a material breach of the Consulting Agreement by us which can be cured, after notice of breach and failure to cure; upon notice for a breach of the Consulting Agreement by us that cannot be cured; upon thirty days’ notice for any other cause; or upon sixty days’ notice (but not before 12 months from the effective date of the Consulting Agreement) at any time without cause; provided that, if so terminated without cause by Dr. Johnson, upon termination all of our payment obligations shall cease and all equity vesting shall cease, subject to the terms of the 2017 Incentive Plan and the option agreement that we entered into with Dr. Johnson.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of June 25, 2019, with respect to the beneficial ownership of our common stock by each of the following:

•        each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

As of June 25, 2019, we had 10,223,699 shares of common stock outstanding. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of warrants or other rights that are either immediately exercisable or exercisable on or before August 24, 2019, which is approximately 60 days after the date of this proxy statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each of the individuals and entities listed in this table is c/o Adial Pharmaceuticals, Inc., 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911.

	Number of shares (pro forma)	Percentage of shares
	beneficially owned	beneficially owned
Name and address of beneficial owner
Directors and named executive officers
William B. Stilley, III (Chief Executive Officer, President and Director)(1)	1,030,344	9.70%
Joseph Truluck (Chief Operating Officer and Chief Financial Officer)(2)	120,512	1.17%
J. Kermit Anderson (Director)(3)	4,030	*
Robertson H. Gilliland, MBA (Director)(4)	222,878	2.16%
Bankole Johnson, DSc, MD (Chief Medical Officer and former Chairman of the board of directors and Director)(5)	1,554,473	14.83%
James W. Newman, Jr. (Director)(6)	684,304	6.42%
Kevin Schuyler, CFA (Director)(7)	1,447,717	12.91%
Tony Goodman (Director)(8)	23,815	*
All current executive officers and directors as a group (8 persons)	5,088,073	40.81%
5% or greater stockholders
En Fideicomiso De Mi Vida 11/23/2010 (Trust)(5)	848,336	8.30%
Becker Specialty Corporation(9)	519,640	5.01%
MVA 151 Investors, LLC(7)	673,600	6.26%

____________

*        less than 1%

(1)      Includes (i) 504,629 shares of common stock, a warrant to acquire 10,829 shares of our common stock having an exercise price of $.0054 per share, a warrant to acquire 36,800 shares of our common having an exercise price of $5.00 per share, a warrant to acquire 5,452 shares of our common stock having an exercise price of $7.63 per share, a warrant to acquire 205,827 shares of our common stock having an exercise price of $6.25 per share; (ii) 132,141 shares of common stock and a warrant to acquire 9,824 shares of our common stock having an exercise price of $7.63 per share owned by Mr. Stilley and his wife Anne T. Stilley. Does not include (x) 5,580 shares of our common stock owned by the Meredith A. Stilley

Trust dtd 11/23/2010; (y) 5,580 shares of our common stock owned by the Morgan J. Stilley Trust dtd 11/23/2010; and (z) 5,580 shares of our common stock owned by the Blair E. Stilley Trust dtd 11/23/2010. The trusts are for the benefit of Mr. Stilley’s children and Mr. Stilley is not the trustee. Mr. Stilley disclaims beneficial ownership of these shares except to the extent of any pecuniary interest he may have in such shares. The number of shares reported for Mr. Stilley represents the number of shares he and the trusts received in connection with the corporate conversion/reincorporation and subsequent stock issuances. Includes 124,842 shares of common stock which will have been vested within 60 days of June 25, 2019, which shares were part of total option grants to purchase 557,474 shares of our common stock.

(2)      Comprised of 80,555 shares of our common stock. The number of shares also includes 5,927 warrants to purchase shares of common stock at an exercise price of $6.25 per share. Includes 34,030 shares of common stock, which will vest within 60 days of June 25, 2019, which shares were part of a total option grant to purchase 210,132 shares of our common stock.

(3)      Includes 4,030 shares of common stock which will vest within 60 days of February 15, 2019, which shares were part of a total option grant to purchase 5,580 shares of our common stock.

(4)      Includes 109,424 shares of common stock, a warrant to acquire 65,493 shares of our common stock having an exercise price of $7.63 per share and warrant to acquire 43,931 shares of our common stock having an exercise price of $6.25 per share, all owned by Keller Enterprises. Mr. Gilliland is a principal of Keller Enterprises. Includes 4,030 shares of common stock which will vest within 60 days of June 25, 2019, which shares were part of a total option grant to purchase 5,580 shares of our common stock.

(5)      Includes (i) 848,336 shares of our common stock owned by En Fideicomiso De Mi Vida 11/23/2010 (Trust); (ii) 93,000 shares of our common stock owned by En Fidecomiso de Todos Mis Suenos Grantor Retained Annuity Trust dated June 27, 2017; (iii) 274,768 shares of our common stock, a warrant to purchase 3,275 shares of our common stock having an exercise price of $7.63, warrants to purchase 189,714 shares of our common stock having an exercise price of $6.25, a warrant to purchase 17,600 shares of our common stock having an exercise price of $5.00 per share, all owned directly by Bankole A. Johnson; (iv) 22,320 shares of our common stock owned by En Fideicomiso De Mis Suenos 11/23/2010 (Trust); (v) 10,000 shares of our common stock owned by De Mi Amor 11/23/2010 (Trust); (vi) an aggregate of 9,300 shares of our common stock owned by Efunbowale Johnson, Ade Johnson, Lola Johnson, Lina Tiouririne, and Aida Tiouririne from whom Dr. Johnson has an voting proxy, (vi) 40,463 shares of our common stock owned by Medico-Trans Company, LLC. Medico-Trans Company, LCC is controlled by Bankole Johnson. Dr. Johnson is the Trustee of each Trust. Includes 45,697 shares of common stock which will have been vested within 60 days of June 25, 2019, which shares were part of total option grants to purchase 255,580 shares of our common stock.

(6)      Includes (i) 150,419 shares of common stock, a warrant to purchase 5,415 shares of our common stock having an exercise price of $.0054 per share, a warrant to purchase 4,974 shares of our common stock having an exercise price of $7.63 per share, a warrant to acquire 205,715 shares of our common stock having an exercise price of $6.25 per share, and a warrant to acquire 92,000 shares of common stock having an exercise price of $5.00 per share, all owned by Virga Ventures, LLC; (ii) 41,160 shares of our common stock a warrant to acquire 29,931 shares of our common stock at an exercise price of $6.25 per share and a warrant to acquire 2,372 shares of our common stock having an exercise price of $7.63 per share, all owned by Newman GST Trust FBO James W. Newman Jr; (iii) 35,221 shares of our common stock, a warrant to acquire 1,186 shares of our common stock having an exercise price of $7.63 per share and a warrant to acquire 45,178 shares of our common stock having an exercise price of $6.25 per share, and a warrant to acquire 20,000 shares of our common stock having an exercise price of $5.00 per share, all owned by Ivy Cottage Group, LLC.; (iv) 3,288 shares of our common stock, a warrant to acquire 2,707 shares of our common stock having an exercise price of $.0054 per share, a warrant to acquire 708 shares of our common stock having an exercise price of $7.63 per share, all owned by Rountop Limited Partnership, LLP; (v) 10,000 shares of common stock and a warrant to acquire 10,000 shares of common stock having an exercise price of $6.25 per share held in a Roth IRA for the benefit of Mr. Newman; and (vi) 10,000 shares of common stock and a warrant to acquire 10,000 shares of common stock having an exercise price of $6.25 per share, all owned directly by Mr. Newman. Mr. Newman is the sole member of Virga Ventures, LLC, the general partner of Ivy Cottage Group, LLC and Rountop Limited Partnership, LLP, and Trustee of the Newman GST Trust. Includes 4,030 shares of common stock which will vest within 60 days of June 25, 2019, which shares were part of a total option grant to purchase 5,580 shares of our common stock.

(7)      Includes (i) 312,990 shares of common stock, warrants to acquire 1,010 shares of common stock at an exercise price of $.0054 per share, warrants to acquire 351,661 shares of our common stock having an exercise price of $6.25 per share issued upon consummation of our initial public offering, warrant to acquire 8,649 shares common stock at an exercise price of $7.63 per share, and a warrant to acquire 89,600 shares of our common stock having an exercise price of $5.00 per share, all owned directly by Mr. Schuyler (ii) 3,042 shares of our common stock and a warrant to acquire 1,963 shares of our common stock at an exercise price of $.0054 per share, and a warrant to acquire 1,172 shares of common stock at exercise price of $7.63, owned by Carolyn M. Schuyler, his wife, and (iii) 144,200 shares of common stock, warrants to acquire 336,800 shares of common stock having an exercise price of $6.25 per share, and a warrant to acquire 192,600 shares of our common stock having an exercise price of $5.00 per share, all owned directly by MVA 151 Investors, LLC. MVA 151 Investors, LLC is an entity under Mr. Schuyler’s control. Includes 4,030 shares of common stock which will vest within 60 days of June 25, 2019, which shares were part of a total option grant to purchase 5,580 shares of our common stock.

(8)      Includes 8,755 shares of our common stock our common stock and a warrant to acquire 7,000 shares of our common stock having an exercise price of price of $6.25 per share issued upon consummation of our initial public offering. Mr. Goodman has also been granted an option to purchase 11,160 shares of our common stock, of which 8,060 are vested and exercisable within 60 days of June 25, 2019.

(9)      Includes (i) 368,092 shares of our common stock, a warrant to acquire 33,661 shares of our common stock at an exercise price of $.0054 per share, and a warrant to acquire 117,887 shares of common stock at an exercise price of $7.63 per share. Joacim Diaz Bjork is a former director of the Corporation and an officer of Lindéngruppen, AB, the owner of Becker Specialty Corporation of 2526 Delta Lane, Elk Grove Village, IL 60007.

NO DISSENTERS’ RIGHTS

The corporate actions described in this proxy statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Pursuant to our charter, our Audit Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions” as required by of Nasdaq Rule 4350(h). For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

The following is a summary of transactions since January 1, 2017 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this proxy statement “2018 Director Compensation” and “Executive Compensation.”

2019 Transactions

On March 10, 2019, our Compensation Committee of the board of directors awarded William B. Stilley and Joseph Truluck discretionary cash performance bonuses of $500,000 and $50,000, respectively. In addition, the Compensation Committee granted to each of Mr. Stilley and Mr. Truluck an option to purchase 500,000 and 180,000 shares of our common stock, respectively. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $3.39 per share.

In addition, on March 10, 2019, the Compensation Committee approved an amendment, to our employment agreements with Mr. Stilley and Mr. Truluck to increase their annual base salary to $400,000 and $150,000, respectively.

On March 24, 2019, we entered into a three year consulting agreement with Dr. Bankole Johnson (the “Consulting Agreement”). The Consulting Agreement provides that Dr. Johnson will serve as our Chief Medical Officer and devote 75% of his working time to our business and affairs and will receive: (i) an annual fee of $370,000 a year; (ii) a signing bonus of $250,000; and (iii) an option to purchase 250,000 shares of our common stock. The shares of common stock underlying the option award vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $3.01 per share.

On July 5, 2019, we entered into a Master Services Agreement (the “MSA”) and attached related statement of work with Psychological Education Publishing Company (“PEPCO”) to administer a behavioral therapy program during our upcoming Phase 3 clinical trial (the “Trial”) using our lead investigational new drug product, AD04, for the treatment of alcohol use disorder. Specifically, PEPCO is engaged in the business of training and certifying clinical investigators in the administration of Brief Behavioral Compliance Enhancement Treatment (“BBCET”). PEPCO is owned by Dr. Bankole Johnson.

We may terminate the MSA at any time upon ten (10) days prior written notice to PEPCO. Unless otherwise indicated in our notice of termination, Work (as defined in the MSA) under any statement of work in progress at the time of the delivery of notice of termination shall continue as if the applicable statement of work had not been terminated, and the terms hereof shall continue to apply to such work. We may also terminate the MSA for cause due to PEPCO’s failure to perform its obligations thereunder upon three (3) days prior written notice to PEPCO; provided, however, we may terminate the MSA immediately in the event of PEPCO’s violation, or threatened violation, of certain provisions contained therein. The statement of work under the MSA will terminate upon the completion the final study report for the Trial and delivery of the final report by PEPCO on the supervision and monitoring of the BBCET, including, without limitation, data reports. Notwithstanding the forgoing, the statement of work may be terminated by the Company upon written notice to PEPCO.

It is anticipated that the compensation to be paid to PEPCO for services under the MSA will be approximately $300,000, of which subject to approval of the Nasdaq shares of our common stock having a value equal to twenty percent (20%) of the fees due thereunder (the “Company Shares”) will be issued to Dr. Johnson as a consultant under our 2017 Equity Incentive Plan. The Company Shares which are issued will be subject to a six month lock-up for a period of six months from their date of issuance.

2018 and 2017 Transactions

Simultaneous with his appointment as a director on July 1, 2017, Tony Goodman purchased 9,434 Class B units at $1.06 per unit for $10,000. The Class B units converted into 1,755 shares of our common stock as a result of the corporate conversion/reorganization.

On November 21, 2017, we issued to four of our directors at that time (Messrs. Johnson, Newman, Schuyler and Stilley) and a consultant in consideration of our receipt of an aggregate of $100,000, Subordinated Notes in the principal amount of $115,00 together with a warrant with a cashless exercise feature exercisable to purchase shares of common stock equal to $115,000 divided by the initial offering price of our common stock in this offering or at an exercise price equal to the price of common stock sold in our next financing of $250,000 or more.

On February 22, 2018, we issued to four of our then directors and an officer (Messrs. Schuyler, Newman, Stilley, and Johnson) and entities under their control Senior Notes in the principal amount of $262,000, $140,000, $46,000, and $22,000, respectively, for cash payments of $242,000, $100,000, $21,000 and $17,000, respectively, and the exchange of subordinated secured notes in the aggregate principal amount of $103,500 previously issued. We were obligated to issue to each Senior Note holder upon the consummation of our next financing which was our initial public offering (i) a warrant to purchase a number of units equal to 400% of the principal amount of the holder’s Senior Note divided by the price per unit in the initial public offering and (i.e., the offering price) and (ii) a number of units equal to 400% of the principal amount of the holder’s Senior Note divided by price per unit in the initial public offering (i.e., the offering price). In addition, on February 22, 2018, we concluded an agreement with a director, Mr. Schuyler, by which he agreed to provide funding to us equal to the difference between $400,000 and the amount of cash funding we received from investors, which amounted to $242,000 (the “Backstop Amount”). For his backstop commitment, we agreed to issue Mr. Schuyler upon consummation of our next financing which was our initial public offering, (I) warrants to purchase a number of units equal to 150% of the Backstop Amount divided by the price per unit of the initial public offering (i.e., the offering price); and (II) a number of units equal to 50% of the Backstop Amount divided by the price per unit of the initial public offering in addition to the other warrants and units issuable to all holders of the Senior Notes described above.

Medical Translation Services Agreement

On January 29, 2018, we entered a Medical Translation Services Agreement with a firm controlled by Dr. Johnson. Under this agreement, the firm is responsible for translating our allowed patent for validation in 22 countries in Europe that require translation into the native language. In return for these services, we agreed to pay the firm $67,304 in instalments through April 2018 and issue shares of our common stock upon consummation of our initial public offering or any other the sale by us of our equity securities resulting in gross proceeds of $2,000,000 or more, with the stock to be issued valued at $201,911 based on the price per share of the common stock in such offering. During 2018, we paid the firm controlled by Dr. Johnson a total of $68,540 and upon consummation of our initial public offering, we issued such firm 40,463 shares of our common stock in full payment of all amounts owed under this agreement.

CEO Legal Payment

On January 29, 2018, the CEO made a payment of $21,000 to Kilburn & Strode, a patent firm, on our behalf for expenses relating to validation of Adial patents, and for which he submitted an expense report. On March 1, 2018 the expense report payable was converted to the principal balance of a Senior Note.

Grant Incentive Plan

On April 1, 2018, the board of directors approved and then revised, respectively, a Grant Incentive Plan to provide incentive for Bankole A. Johnson (the “Plan Participant”), to secure grant funding for us. Under the Grant Incentive Plan, we will make a cash payment to the Plan Participant each year based on the grant funding received by us in the preceding year in an amount equal to 10% of the first $1 million of grant funding received and 5% of grant funding received in the preceding year above $1 million. Amounts to be paid to the Plan Participants will be paid to each as follows: 50% in cash and 50% in stock. As of December 31, 2018, no grant funding that would result in a payment to the Plan Participant had been obtained.

Retirement of Performance Bonus Plan and Compensatory Stock Grants

On April 1, 2018, we granted 197,673, 50,000, and 44,636 shares of restricted common stock to Mr. Stilley, Dr. Johnson, and Mr. Truluck, respectively, in lieu of cash payments that were to be made to each executive officer under our performance bonus plan that we recently terminated. These shares of common stock are restricted from sale until March 31, 2021.

Participation in Initial Public Offering

As described below, William B. Stilley, III, our Chief Executive Officer, President, and one of our directors at that time, Bankole Johnson, who at that time served as the Chairman of our board of directors, Kevin Schuyler, one of our directors, James W. Newman, Jr., one of our directors, and Keller Enterprises, an investment firm of which Robertson H. Gilliland, one of our directors, is a principal, participated in our initial public offering.

Upon consummation of our initial public offering, (i) Mr. Truluck was issued 5,927 shares of common stock and a warrant to purchase 5,927 shares of common stock at an exercise price of $6.25 upon conversion of a convertible note he held in the principal amount of $1,980 that converted at a conversion price of $0.44 per share; (ii) Mr. Stilley was issued (x) 52,227 shares of common stock and a warrant to purchase 52,227 shares of common stock at an exercise price of $6.25 upon conversion of a convertible note he held in the principal amount of $17,499 that converted at a conversion price of $0.44 per share; (y) 80,000 shares of common stock and warrants to purchase 80,000 shares of common stock at an exercise price of $6.25 per share that were included in the units he acquired in the initial public offering; (z) 36,800 shares of common stock, warrants to purchase 36,800 shares of common stock at an exercise price of $6.25 per share and warrants to purchase 36,800 Warrant Units in accordance with the terms of a Securities Purchase Agreement he entered into with us on February 22, 2018; (iii) Mr. Schuyler was issued (x) 82,461 shares of common stock and a warrant to purchase 82,461 shares of common stock at an exercise price of $6.25 upon conversion of a convertible note he held in the principal amount of $27,550 that converted at a conversion price of $0.44 per share; (y) 90,000 shares of common stock and warrants to purchase 90,000 shares of common stock at an exercise price of $6.25 per share that were included in the units he acquired in the initial public offering; and (z) 89,600 shares of common stock, warrants to purchase 89,600 shares of common stock at an exercise price of $6.25 per share and warrants to purchase 89,600 Warrant Units in accordance with the terms of a Securities Purchase Agreement he entered into with us on February 22, 2018; and MVA 151 Investors LLC, an affiliated entity, was issued 144,200 shares of common stock, warrants to purchase 144,200 shares of common stock at an exercise price of $6.25 per share and warrants to purchase 192,600 Warrant Units in accordance with the terms of a Securities Purchase Agreement it entered into with us on February 22, 2018; (iv) Mr. Newman was issued (x) 29,931 shares of common stock and a warrant to purchase 29,931 shares of common stock at an exercise price of $6.25 upon conversion of a convertible note he held in the principal amount of $10,000 that converted at a conversion price of $0.44 per share; (y) Virga Ventures, LLC, an affiliated entity was issued 21,715 shares of common stock and a warrant to purchase 21,715 shares of common stock at an exercise price of $6.25 upon conversion of a convertible note it held in the principal amount of $7,255.02 that converted at a conversion price of $0.44 per share; (z) Ivy Cottage Group, LLC, an affiliated entity was issued 5,178 shares of common stock and a warrant to purchase 5,178 shares of common stock at an exercise price of $6.25 upon conversion of a convertible note it held in the principal amount of $1,729.95 that converted at a conversion price of $0.44 per share (aa) Virga Ventures, LLC was issued 92,000 shares of common stock, warrants to purchase 92,000 shares of common stock at an exercise price of $6.25 per share and warrants to purchase 92,000 Warrant Units in accordance with the terms of a Securities Purchase Agreement it entered into with us on February 22, 2018; (bb) Ivy Cottage Group LLC was issued 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price of $6.25 per share that were included in the units it was issued in accordance with the terms of a Securities Purchase Agreement it entered into with us on February 22, 2018; (cc) Mr. Newman was issued 10,000 shares of common stock and warrants to purchase 10,000 shares of common stock at an exercise price of $6.25 per share that were included in the units he acquired in the initial public offering; and (dd) A Roth IRA for the benefit of Mr. Newman was issued 10,000 shares of common stock and warrants to purchase 10,000 shares of common stock at an exercise price of $6.25 per share that were included in the units it acquired in the initial public offering; (v) Dr. Johnson was issued (x)153,114 shares of common stock and a warrant to purchase 153,114 shares of common stock at an exercise price of $6.25 upon conversion of a convertible note he held in the principal amount of $52,000 that converted at a conversion price of $0.44 per share; (y) 17,600 shares of common stock, warrants to purchase 17,600 shares of common stock at an exercise price of $6.25 per share and warrants to purchase 17,600 Warrant Units in accordance with the terms of a Securities Purchase Agreement he entered into with us on February 22, 2018; (z) 1,400 shares of common stock and warrants to purchase 1,400 shares of common stock at an exercise price of $6.25 per share that were included in the units he acquired in the initial public offering; (aa) Medico-Trans Company, LLC was issued 40,382 shares of common stock for services performed; (vi) Mr. Goodman was issued 7,000 shares of common stock and warrants to purchase 7,000 shares of common stock at an exercise price of $6.25 per share that were included in the units it acquired in the initial public offering and (vi) Keller Enterprises LLC, and affiliate of Mr. Gilliland, was issued (x) 29,931 shares of common stock and a warrant to purchase 29,931 shares of common stock at an exercise price of $6.25 upon conversion of a convertible note he held in the principal amount of $10,000 that converted at a conversion price of $0.44 per share and (y) 14,000 shares of common stock and warrants to purchase 14,000 shares of common stock at an exercise price of $6.25 per share that were included in the units it acquired in the initial public offering.

Unit Warrant Exchanges

In an effort to simplify our capitalization table, on November 12, 2018, we entered into an exchange agreement with the holders of an aggregate of 480,600 Unit Warrants (each Unit Warrant exercisable at $5.00 per a unit consisting of a share of common stock and a warrant to purchase a share of common stock at $6.25 per share of common stock) to exchange the 480,600 Unit Warrants for warrants to purchase 480,600 shares of common stock at an exercise price of $5.00 per share and warrants to purchase an aggregate of 480,600 shares of common stock at an exercise price of $6.25 per share. The Unit Warrants were ultimately exercisable for an aggregate of 961,200 shares of common stock at a weighted average exercise price of $5.63; the warrants issued in exchange for the Unit warrants are exercisable for an aggregate of 961,200 shares of common stock at weighted average exercise price of $5.63. As a result of the exchange agreement, the 480,600 Unit Warrants were cancelled. This exchange had no effect on the calculation of our fully diluted shares. Mr. Schuyler owned 120,000 Unit Warrants, which were exchanged for 120,000 warrants for the purchase of common stock at an exercise price of $5.00 and 120,000 warrants for the purchase of common stock at an exercise price of $6.25. MVA 151 Investors, LLC, an entity affiliated with Mr. Schuyler, owned 162,200 Unit Warrants, which were exchanged for 162,200 warrants for the purchase of common stock at an exercise price of $5.00 and 162,200 warrants for the purchase of common stock at an exercise price of $6.25. Ivy Cottage Group, LLC, an entity affiliated with Mr. Newman, owned 20,000 Unit Warrants, which were exchanged for 20,000 warrants for the purchase of common stock at an exercise price of $5.00 and 20,000 warrants for the purchase of common stock at an exercise price of $6.25. Virga Ventures, LLC, another entity affiliated with Mr. Newman, owned 92,000 Unit Warrants, which were exchanged for 92,000 warrants for the purchase of common stock at an exercise price of $5.00 and 92,000 warrants for the purchase of common stock at an exercise price of $6.25. Mr. Stilley who owned 36,800 Unit warrants, which were exchanged for 36,800 warrants for the purchase of common stock at an exercise price of $5.00 and 36,800 warrants for the purchase of common stock at an exercise price of $6.25. Dr. Johnson owned 17,600 Unit Warrants, which were exchanged for 17,600 warrants for the purchase of common stock at an exercise price of $5.00 and 17,600 warrants for the purchase of common stock at an exercise price of $6.25.

OTHER MATTERS

As of the date of this proxy statement, the board of directors of Adial knows of no other matters to be presented for stockholder action at the 2019 Annual Meeting. However, other matters may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2019 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Adial will be voted in accordance with the recommendation of the board of directors.

ANNUAL REPORT/FORM 10-K

Adial’s Annual Report on Form 10-K for the year ended December 31, 2018 is being mailed to certain stockholders concurrently with this proxy statement. Copies of the Company’s Annual Report on Form 10-K as filed with the SEC and any amendments thereto may be obtained without charge by writing to Adial Pharmaceuticals, Inc., 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.adialpharma.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements and annual reports by delivering a single copy of these materials to an address shared by two or more Adial stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single Proxy Statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate Proxy Statement to us at: Adial Pharmaceuticals, Inc., Attention: Corporate Secretary, 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911 or by calling us at (434) 422-9800. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Stockholders who intend to present proposals at the 2020 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than March 10, 2020. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2020 proxy materials.

The Company’s Bylaws provide that the nomination of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company’s notice of such meeting, by or at the direction of the board of directors or by any stockholder of the Company who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of common stock, complies with certain notice procedures. Any holder of common stock proposing to nominate an individual for election to the board of directors or proposing business to be considered by the Company’s stockholders at an annual meeting must give written notice and certain information to the Corporate Secretary of the Company generally not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting (however, if we hold the 2020 Annual Meeting of Stockholders on a date that is not within 30 days before or 70 days after such anniversary date, we must receive the notice no earlier than 120 days prior to such annual meeting and no later than 90 days prior to such annual meeting or 10 days after the day on which public announcement of the date of such meeting is first made by us we announce it publicly). As a result, stockholders who intend to present proposals at the 2020 Annual Meeting of Stockholders under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on April 17, 2020, and no later than the close of business on May 18, 2020.

All proposals should be addressed to the Corporate Secretary, Adial Pharmaceuticals, Inc., 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911.

By order of the board of directors,
/s/ William B. Stilley
William B. Stilley
Chief Executive Officer and President and Director

Charlottesville, Virginia

July 8, 2019

APPENDIX A

AMENDMENT NO. 1 TO THE

ADIAL PHARMACEUTICALS, INC.

2017 Equity Incentive Plan

This amendment (the “Amendment”) to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “Plan”), is hereby adopted this 19th day of June, 2019, by the board of directors (the “Board”) of Adial Pharmaceuticals, Inc. (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Plan.

WITNESSETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 15 of the Plan, the board of directors has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the board of directors has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

2.      Section 4(a) of the Plan is hereby amended by increasing the share references in such section from 1,750,000 to 3,500,000, so that Section 4(a) reads in its entirety as follows:

“(a) Shares Available for Awards. The maximum aggregate number of shares of Company Stock reserved for issuance under the Plan (all of which may be granted as Incentive Stock Options) shall be Three Million Five Hundred Thousand (3,500,000) shares. Shares reserved under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Compensation Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan, as adopted by the board of directors on June 19, 2019, and approved by the Company’s stockholders on August 16, 2019.

ADIAL PHARMACEUTICALS, INC.
By:	/s/ William B. Stilley
Name:	William B. Stilley
Title:	Chairman, President and Chief Executive Officer

A-1

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The board of directors recommends you vote FOR the following:				
1. Proposal 1 — Election of Directors	☐	☐	☐	______________

Nominees:

01 William B. Stilley   02 Kevin Schuyler

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date